EXHIBIT 99.1

Edible Garden Estimates Over 25% Year-Over-Year Increase in Preliminary Herb Sales During Easter Holiday Period

Broad-Based Growth Reflects Strong Seasonal Demand for Fresh, Flavor-Enhancing Herbs Across Retail Network

BELVIDERE, New Jersey – May 28, 2025, — Edible Garden AG Incorporated (“Edible Garden” or the “Company”) (Nasdaq: EDBL, EDBLW), a leader in controlled environment agriculture (CEA), locally grown, organic, and sustainable produce and products, today announced that the Company estimates a more than 25% year-over-year increase in preliminary herb sales during the key Easter holiday period1, based on preliminary unaudited results.

The Company recorded strong performance across its core herb categories:

•	Hydroponic Herbs: Increased an estimated 31%, driven by promotional support, and expanded retailer placement during the holiday window.
•	Cut Herbs: Rose an estimated 22%, reflecting consistent consumer preference for fresh, high-integrity ingredients.
•	Potted Herbs: Grew an estimated 18%, supported by targeted merchandising and the expanded availability of Edible Garden’s Poultry Mix.

Among the season’s highlights was the expanded rollout of Edible Garden’s Poultry Mix, a fresh blend of rosemary, thyme, and sage designed to complement traditional holiday meals. Following its strong reception during the winter holidays, the product was strategically reintroduced for the spring season and featured in promotional campaigns across key retail partners. While Poultry Mix played a meaningful role in supporting growth within the potted herb category, the Company noted that its broader Easter performance was driven by its full portfolio of high-quality, sustainably grown herbs—reflecting Edible Garden’s ability to consistently meet evolving consumer preferences for freshness, flavor, and convenience.

“This Easter season provided strong validation of our strategy to stay closely aligned with evolving consumer preferences,” commented Jim Kras, Chief Executive Officer of Edible Garden. “Whether it's a first-time home cook preparing a holiday meal or a health-conscious shopper seeking clean-label, sustainable ingredients, consumers are increasingly turning to Edible Garden to enhance their everyday cooking experiences.

“We are proud to be recognized as The Flavor Maker, Edible Garden®—a trusted source for fresh, organic herbs that bring real flavor to the table. Our full portfolio, from hydroponic and cut herbs to innovative seasonal items like our Poultry Mix, is designed to meet the needs of today’s culinary-minded households. As more people embrace cooking as both a necessity and a lifestyle, we’re helping them make food taste better—naturally and responsibly.”

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1 Reflects sales for the Easter holiday period of April 6–19, 2025, compared to the prior year period of March 17–30, 2024.

“With a retail network spanning over 5,000 locations, industry-leading fulfillment rates, and a steadfast commitment to our Zero-Waste Inspired® mission, Edible Garden is uniquely positioned to scale its impact by making sustainably grown, high-quality herbs more accessible; reducing food waste through localized production and efficient distribution; and empowering consumers to create flavorful, nutritious meals—while delivering added value to our retail partners through consistent performance and product innovation.”

ABOUT EDIBLE GARDEN®

Edible Garden AG Incorporated is a leader in controlled environment agriculture (CEA), locally grown, organic, and sustainable produce and products backed by Zero-Waste Inspired® next generation farming. Offered at over 5,000 stores in the US, Caribbean and South America, Edible Garden is disrupting the CEA and sustainability technology movement with its safety-in-farming protocols, use of sustainable packaging, patented GreenThumb software and Self-Watering in-store displays. The Company currently operates its own state-of-the-art vertically integrated greenhouses and processing facilities in Belvidere, New Jersey and Grand Rapids, Michigan, and has a network of contract growers, all strategically located near major markets in the U.S. Its proprietary GreenThumb 2.0 patented (US Nos.: US 11,158,006 B1, US 11,410,249 B2 and US 11,830, 088 B2) software optimizes growing in vertical and traditional greenhouses while seeking to reduce pollution-generating food miles. Its proprietary patented (U.S. Patent No. D1,010,365) Self-Watering display is designed to increase plant shelf life and provide an enhanced in-store plant display experience. The Company has been named a FoodTech 500 company by Forward Fooding, a leading AgriFoodTech organization. In addition, Edible Garden is also a Giga Guru member of Walmart's Project Gigaton sustainability initiative. Edible Garden is also a developer of ingredients and proteins, providing an accessible line of plant and whey protein powders under the Vitamin Way® and Vitamin Whey® brands. In addition, the Company’s Kick. Sports Nutrition line features premium performance products that cater to today’s health-conscious athletes looking for cleaner labeled, better for you options. Furthermore, Edible Garden offers a line of fresh, sustainable and functional condiments such as Pulp fermented gourmet & chili-based sauces and Edible Garden's Pickle Party - fresh pickles & krauts. For more information on Pulp products go to https://www.pulpflavors.com. For more information on Vitamin Whey® products go to https://vitaminwhey.com. For more information on Edible Garden go to https://ediblegardenag.com.

Preliminary, Unaudited Financial Disclosures

The data presented above is preliminary and unaudited, based upon our estimates, and subject to further internal review by management and compilation of actual results. The data presented above does not reflect the impact of revenue from vitamins and supplements or other product categories during this period and may not be reflective of year-over-year trends in consolidated revenue during the quarter ending June 30, 2025(the “2nd Quarter”). Our closing procedures for the 2nd Quarter are not yet complete. Our management’s estimates are based upon preliminary information currently available from our business and do not include any promotional deductions. While we expect that our results will be consistent with these preliminary and unaudited estimates, our actual results may differ materially from these preliminary estimates.

This preliminary financial information is not a comprehensive statement of our financial results for this period. For example, herbs and produce constitute only one component of our overall revenue, which also includes sales from vitamins and supplements. Our actual results may differ materially from these estimates due to the completion of our financial closing procedures, final adjustments, and other developments that may arise between now and the time the closing procedures for the quarter are completed.

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This preliminary financial information should not be viewed as a substitute for our full interim financial statements prepared in accordance with U.S. generally accepted accounting principles. Accordingly, you should not place undue reliance on this preliminary financial information. The preliminary financial information has been prepared by, and is the responsibility of, our management. CBIZ CPAs P.C. (“CBIZ”), our independent registered public accounting firm, has not audited, reviewed, compiled or performed any procedures with respect to the accompanying preliminary financial data. Accordingly, CBIZ does not express an opinion or any other form of assurance with respect thereto.

Forward-Looking Statements

This press release contains forward-looking statements, including with respect to the Company’s preliminary financial results, overall profitability, ability to expand its distribution network and distribution relationships, and performance as a public company. The words “estimate,” “expect,” “future,” “may,” “seek,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions, including market and other conditions and the Company’s ability to achieve its growth objectives, and other factors set forth in the Company’s filings with the Securities and Exchange Act Commission, including the Company’s annual report on Form 10-K for the year ended December 31, 2024 and subsequent quarterly reports on Form 10-Q. Actual results might differ materially from those explicit or implicit in the forward-looking statements, specifically our sales growth during the Easter holiday time period may not (i) reflect our overall revenue growth during the 2nd Quarter, (ii) the amount of sales that the Company recognizes as revenue during the 2nd Quarter and (iii) changes in market conditions during the 2nd Quarter. The Company’s Easter holiday time period sales are preliminary and unaudited and are based on the Company’s internal financial records as of the date of this press release. The Company’s independent registered public accounting firm, CBIZ has not audited, reviewed, compiled or performed any procedures with respect to the sales or fulfilment rate for the Easter holiday time period. Accordingly, CBIZ does not express an opinion or any other form of assurance with respect to these preliminary results. You should not rely upon forward-looking statements as predictions of future events. The Company undertakes no obligation to update any such forward-looking statements after the date hereof to conform to actual results or changes in expectations, except as required by law.

Investor Contacts:

Crescendo Communications, LLC

212-671-1020

EDBL@crescendo-ir.com

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